Tidal Trust IV 485BPOS

Exhibit 99(h)(i)(vii)

SIXTH AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS SIXTH AMENDMENT, effective as of July 16, 2026, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of April 15, 2025, by and between Tidal Trust IV, a Delaware statutory trust (the “Trust”), Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”) and Tidal Investments LLC (the “Adviser”), solely in respect of the rights and obligations set forth in Section 4 and applicable provisions of Section 12 and 13 of the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

VegaShares AI Advanced Chip Packaging ETF

DailyDelta Nasdaq 100® Call Options Strategy ETF

DailyDelta Nasdaq 100® Put Options Strategy ETF

DailyDelta SP500 Call Options Strategy ETF

DailyDelta SP500 Put Options Strategy ETF

DailyDelta R2000 Call Options Strategy ETF

DailyDelta R2000 Put Options Strategy ETF

DailyDelta Bitcoin Call Options Strategy ETF

DailyDelta Bitcoin Put Options Strategy ETF

Systematic Equity Alpha ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by the Trust and Tidal and approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL TRUST IV		TIDAL ETF SERVICES LLC

By:	/s/Eric Falkeis	By:	/s/Gavin Filmore
Name:	Eric Falkeis	Name:	Gavin Filmore
Title:	President	Title:	CEO
Date:	7/23/2026	Date:	7/23/2026

Amended Exhibit A

to the

Fund Administration Servicing Agreement

Separate Series (Funds) of Tidal Trust IV

Name of Series

HyperScale Leaders ETF

Voya Multi-Sector Income ETF

Voya Ultra Short Income ETF

Voya Core Bond ETF

Portfolio Building Block European Banks Index ETF

Portfolio Building Block World Pharma and Biotech Index ETF

Portfolio Building Block Integrated Oil and Gas and Exploration and Production Index ETF

Portfolio Building Block World Ex US Industrials ETF

Portfolio Building Block US Banks ETF

Portfolio Building Block World Consumer Staples ETF

Portfolio Building Block 1X Inverse US Large Cap Daily Target ETF

Portfolio Building Block 1X Inverse US Growth Daily Target ETF

Portfolio Building Block 1X Inverse US Value Daily Target ETF

Portfolio Building Block 1X Inverse Developed Markets Ex US Daily Target ETF

LOGIQ Contrarian Opportunities ETF

VegaShares Synthetic Mind ETF

VegaShares SpaceX & Beyond Earth ETF

VegaShares Creatorverse ETF

VegaShares AI Inference ETF

VegaShares AI Metals, Miners & Materials ETF

VegaShares Junior AI ETF

VegaShares AI Storage ETF

VegaShares Trillions ETF

VegaShares AI Thermal, Cooling & Power Management ETF

VegaShares AI Networking ETF

VegaShares AI Rack Hardware ETF

VegaShares AI Fab Equipment ETF

VegaShares AI Compute ETF

VegaShares AI Advanced Chip Packaging ETF

VegaShares AI Inference Infrastructure ETF

VegaShares AI On-Devices ETF

VegaShares Cross Asset Premium Income ETF

VegaShares Short Volatility Premium Income ETF

VegaShares Triple Source Income ETF

VegaShares AI Energy ETF

VegaShares Multilayer Ceramic Capacitors ETF

VegaShares Printed Circuit Boards ETF

VegaShares AI Testing Equipment ETF

VegaShares Edge AI ETF

VegaShares Silicon Silicates ETF

VegaShares SiliconWafers ETF

VegaShares AI Advanced Chip Packaging ETF

The Emerging Markets AI ETF

The Emerging Markets AI MAG 3 ETF

The Emerging Markets Memory ETF

The Emerging Markets Semiconductor ETF

The China AI Tigers ETF

The China AI ETF

The GPUs ETF

DailyDelta Nasdaq 100® Call Options Strategy ETF

DailyDelta Nasdaq 100® Put Options Strategy ETF

DailyDelta SP500 Call Options Strategy ETF

DailyDelta SP500 Put Options Strategy ETF

DailyDelta R2000 Call Options Strategy ETF

DailyDelta R2000 Put Options Strategy ETF

DailyDelta Bitcoin Call Options Strategy ETF

DailyDelta Bitcoin Put Options Strategy ETF

Systematic Equity Alpha ETF

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